UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 27, 2010

WORLDVEST, INC.
 (Exact name of registrant as specified in its charter)

Florida	333-147529	26-1095171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

295 Madison Ave, 12th Floor
New York, NY 10067
(Address of principal executive offices)

 (310) 277-1513
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

The information contained in Item 2.01 below is herein incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 27, 2010 (the “Closing Date”), Worldvest, Inc., a Florida corporation, dba Iron Mining Group, Inc. (“Worldvest” or the “Company”), entered into a share exchange agreement (the “Share Exchange Agreement”) with CIM Minerals Investors, S.A., a British Virgin Islands company (“CIM Minerals”).  Pursuant to the Share Exchange Agreement, the Company acquired CIM Minerals’s 99.9% stock ownership interest in Chile Inversiones de Minerales, Ltda., a Chilean iron ore mining company (“CIM”).

On the Closing Date, the Company issued CIM Minerals (i) 20,000,000 shares of the Company’s common stock, par value $0.001 per share; (ii) 12,000,000 shares of the Company’s Series D Convertible Preferred Stock, par value $0.001 per share, in exchange for CIM Minerals’s 99.9% stock ownership of CIM.

Further, as consideration for entering into the Share Exchange Agreement, the Company issued to CIM (i) a seven-year warrant to purchase 1,500,000 shares of the Company’s common stock, with an exercise price of $2.00 per share; (ii) a seven-year warrant to purchase 3,000,000 shares of the Company’s common stock, with an exercise price of $3.50 per share; and (iii) a seven-year warrant to purchase 3,000,000 shares of the Company’s common stock, with an exercise price of $5.00 per share.

With the acquisition of CIM, the Company intends to consolidate the various iron ore mining opportunities along with complementary port and logistics infrastructure in Chile.  Further, the acquisition of CIM adds to WorldVest’s portfolio the mineral rights to multiple iron ore reserves within Chile’s Second and Third Regions, as well as critical contracts to utilize midsized regional ports adjacent to these reserve projects.

Atacama Desert Iron Ore Mine:

At present, CIM holds 39 mineral concessions, spanning a total of approximately 25,000 acres, in the “iron belt” of Chile’s Atacama Desert in the Third Region, which CIM has labeled its “Atacama Desert Iron Ore Mine.”  On this property, there are three types of iron ore for exploration, (i) iron sands, (ii) granza, and (iii) mountains of vein formations known as bedrock.  Due to the mineral composition of the property, the Company views this project as one that is immediately viable by initially mining the low cost iron sands sections, while expanding into the more costly granza and bedrock reserves in the future. CIM intends to begin producing iron ore from this property in the first quarter of 2011.

Tocopilla Iron Sands Property:

In Chile’s Second Region, Antafogasta, CIM has been issued a municipal contract to re-gentrify the iron ore contaminated Tocopilla Iron Sands. The property consists of decades of iron ore deposits dumped as waste in the Tocopilla Bay by the country’s copper exporters, which has mixed with the sands of the beach, causing a mixture of iron ore and sands known to CIM as “Iron Sands.” CIM’s team is working with local and regional officials to finalize the details of the project and intends to begin iron ore production by the second quarter of 2011.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The Company shall file financial statements by an amendment to this Form 8-K within 75 days from the due date of this filing.

(b) Pro Forma Financial Information

The Company shall file pro forma financial information by an amendment to this Form 8-K within 75 days from the due date of this filing.

(c) Shell Company Transactions

Not Applicable.

(d) Exhibits.

Exhibit No.	Description

10.1	Share Exchange Agreement, dated as of August 27, 2010, by and between Worldvest, Inc. and CIM Mineral Investors, S.A.

99.1	WorldVest, Inc. Press Release dated August 27, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WORLDVEST, INC.

Dated: September 2, 2010	By:	/s/ Garrett K. Krause
Garrett K. Krause
Chief Executive Officer